Exhibit 10.105
ERIE INDEMNITY COMPANY
DEFERRED COMPENSATION PLAN
FOR OUTSIDE DIRECTORS
(As Amended and Restated as of January 1, 2009)
BASIC PLAN DOCUMENT
APPENDIX A
APPENDIX B

ERIE INDEMNITY COMPANY
DEFERRED COMPENSATION PLAN
FOR OUTSIDE DIRECTORS
(As Amended and Restated as of January 1, 2009)
BASIC PLAN DOCUMENT
ARTICLE ONE
INTRODUCTION
This Erie Indemnity Company Deferred Compensation Plan for Outside Directors (the “Plan”) is an unfunded, non-qualified, deferred compensation arrangement created for outside directors of Erie Indemnity Company (the “Company”). It is intended that the Plan will aid in retaining and attracting outside directors of exceptional ability by providing such directors with a vehicle for deferring director’s compensation and accumulating credits denominated in the Class A shares of the Company until retirement or other separation from service from the Board of Directors of Erie Indemnity Company.
The Plan was effective as of May 1, 1997 and has been amended thereafter. This amendment and restatement of the Plan shall constitute an amendment, restatement and continuation of the Plan and is generally effective as of January 1, 2009. However, certain provisions of this amendment and restatement are effective as of some other date. Events occurring before the applicable effective date of any provision of this amendment and restatement shall be governed by the applicable provision of the Plan as in effect on the date of the event.
This amendment and restatement of the Plan consists of three primary documents: (i) this Basic Plan Document, which principally addresses definitions and procedural matters that apply to all amounts that accumulate under the Plan, (ii) Appendix A, which incorporates provisions of the Plan relating to Plan accounts that were earned and vested on or before December 31, 2004, and (iii) Appendix B, which incorporates provisions of the Plan relating to those portions of Plan accounts that are earned or become vested on or after January 1, 2005.
ARTICLE TWO
DEFINITIONS
When the following words or phrases are used in the Plan document with initial capital letters, they shall have the following meanings, except where otherwise modified in Appendix A or Appendix B:
2.1 “Administrator” shall mean the person or committee, appointed by the Board, who shall be responsible for the administrative functions assigned to it under the Plan.
2.2 “Beneficiary” shall mean the individual(s) or trust(s) selected by a Participant to receive payment of amounts credited under the Plan in the event of the Participant’s death, as evidenced by the most recent, properly completed and executed, Beneficiary designation which the Participant has delivered to the Administrator prior to the Participant’s death. A Participant may make a single Beneficiary designation to govern the distribution of the Participant’s entire interest under the Plan (including the total balance of all accounts maintained under both Appendix A and Appendix B) that shall apply in the event of the Participant’s death before commencement of payments. Furthermore, the Participant may make a single, but separate, Beneficiary designation to govern the distribution of any remaining interest under the Plan (including the total balance of all accounts maintained under both Appendix A and Appendix B) that shall apply in the event of the Participant’s death after payments have commenced but before all scheduled payments have been made. A Participant may change either or both of these Beneficiary designations at any time by delivering a new designation of Beneficiary to the Administrator on such form or forms as may be satisfactory to the Administrator. A new designation of Beneficiary shall be effective upon receipt by the Administrator of the completed and executed designation. As of such effective date, the new designation shall divest any Beneficiary named in a prior designation in that interest indicated in the prior designation. If no effective Beneficiary designation is in effect on the death of the Participant, or if all designated

Beneficiaries have predeceased the Participant, any payments to be made under the Plan on account of the Participant’s death shall be paid to the estate of the Participant.
2.3 “Board” shall mean the Board of Directors of the Erie Indemnity Company.
2.4 “Code” shall mean the Internal Revenue Code of 1986, as amended.
2.5 “Company” shall mean the Erie Indemnity Company, a Pennsylvania business corporation.
2.6 “Deferred Compensation Account” shall mean such account as defined in Appendix A and/or Appendix B, as applicable.
2.7 “Deferred Stock Account” shall mean such account as defined in Appendix A and/or Appendix B, as applicable.
2.8 “Director” shall mean a member of the Board.
2.9 “Employee” shall mean a person engaged in performing services for the Company, or its affiliates or subsidiaries, as an exempt or non-exempt full-time employee, as defined by the Company’s Corporate Personnel Manual, as in existence at the time of determination, and not as an independent contractor.
2.10 “Outside Director” shall mean a Director who is not an Employee or officer of the Company, its affiliates or subsidiaries.
2.11 “Participant” shall mean each Outside Director who participates in the Plan in accordance with the terms and conditions of the Plan.
2.12 “Plan” shall mean the Erie Indemnity Company Deferred Compensation Plan for Outside Directors, as set forth in the provisions of the Basic Plan Document, Appendix A, Appendix B, and including any amendments, appendices and exhibits to these documents.
2.13 “Retirement Plan Transfer Account” shall mean such account as defined in Appendix A and/or Appendix B, as applicable.
2.14 “Total Deferred Cash Account” shall mean such account as defined in Appendix A and/or Appendix B, as applicable.
2.15 “Vested” shall mean, as of any given date, the portion of the Deferred Stock Account and/or the Total Deferred Cash Account maintained on behalf of a Participant which is then 100% vested and nonforfeitable, as determined under Appendix A and/or Appendix B, as applicable.
ARTICLE THREE
ADMINISTRATION
3.1	GENERAL ADMINISTRATION
The Administrator shall be charged with the administration of the Plan. The Administrator shall have all such powers as may be necessary to discharge its duties relative to the administration of the Plan, including by way of illustration and not limitation, discretionary authority to interpret and construe the Plan, to determine and decide all questions of fact, and all disputes arising under the Plan including, but not limited to, the validity of any election or designation as may be necessary or appropriate hereunder and the right of any Participant or Beneficiary to receive payment of all or any portion of amounts represented by a Deferred Compensation Account, Deferred Stock Account and/or Retirement Plan Transfer Account maintained hereunder. The Administrator shall have all power necessary to adopt, alter and repeal such administrative rules, regulations and practices governing the operation of the Plan as it, in its sole discretion, may from time to time deem advisable and shall have the power to make equitable adjustments to remedy any mistakes or errors in the administration of the Plan. The Administrator shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to willful misconduct. The Administrator shall be entitled to conclusively rely upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan. Any individual serving as Administrator shall not participate in any action or determination regarding solely his own benefits payable hereunder. Decisions of the Administrator made in good faith shall be final, conclusive and binding upon all parties. Until modified by the Administrator, the claims and review procedures set forth in Sections 3.2 and 3.3 shall be the exclusive procedures for the disposition of claims for benefits arising under the Plan.
3.2	CLAIMS PROCEDURE
Except as otherwise provided in the Plan, payment to a Participant or Beneficiary of any amount determined under the Plan shall be made by the Company at the time and in the method of payment elected by the Participant under the terms of the Plan. If the Administrator denies, in whole or in part, a claim for benefits filed by any person (hereinafter referred to as a “Claimant”), the Administrator shall transmit a written notice setting forth (i) the specific reasons for the denial of the claim, (ii) references to the specific provisions of the Plan on which the denial is based, (iii) a description of any additional material or information that is needed to perfect the claim and why such material or information is necessary, and (iv) further steps which the Claimant can take in order to have his claim reviewed (including a statement that the Claimant or his duly authorized representative may review the Plan document and submit issues and comments regarding the claim to the Administrator). In addition, the written notice shall contain the date on which the notice was sent and a statement advising the Claimant that, within ninety (90) days of the date on which such notice is received, he may request a review of the Administrator’s decision.
3.3.	CLAIMS REVIEW
Within ninety (90) days of the date on which the notice of denial of claim is received by the Claimant, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Administrator a written request for review, which request shall contain the following information:
a)	The date on which the notice of denial of claim was received by the Claimant;

b)	The date on which the Claimant’s request was filed with the Administrator; provided, however, that the date on which the Claimant’s request for review was in fact filed with the Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (b);

c)	The specific portions of the claim denial which the Claimant requests the Administrator to review;

d)	A statement by the Claimant setting forth the basis upon which he believes the Administrator should reverse its previous denial of his claim for benefits and accept his claim as made;

e)	Whether the Claimant desires a hearing on the claim; and

f)	Any written material (included as exhibits) which the Claimant desires the Administrator to examine in its consideration of his position as stated pursuant to paragraph (d) above.
If the Claimant has requested a hearing on the claim, such hearing shall be held within thirty (30) days after the date determined pursuant to paragraph (b) above. Within sixty (60) days of the date determined pursuant to paragraph (b) above (or, if special circumstances or the request for a hearing require an extension of time, within ninety (90) days of such date), the Administrator shall conduct a full and fair review of the decision denying the Claimant’s claim for benefits and shall deliver its decision to the Claimant in writing. Such written decision shall set forth the specific reasons for the decision, including references to the specific provisions of this Plan which were relied upon. The decision will be final and binding on all persons concerned.

ARTICLE FOUR
AMENDMENT AND TERMINATION
The Company expects to continue the Plan indefinitely, but reserves the right to amend or terminate the Plan at any time, if, in its sole judgment, such amendment or termination is necessary or desirable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date specified in such resolution. Without consent of the Participant, no amendment or termination of the Plan shall reduce the balance of a Participant’s Deferred Compensation Account, Deferred Stock Account, or Retirement Plan Transfer Account at the time of amendment or termination. Except as may otherwise be provided by the Company, or as provided in Appendix B, in the event of a termination of the Plan, the Company (or any transferee, or successor entity of the Company) shall be obligated to pay amounts represented by Vested Deferred Stock Account balances and Vested Total Deferred Cash Account balances to Participants and Beneficiaries at such time or times and in such forms as provided under the terms of the Plan. Nothing herein shall limit the Company’s reserved right to terminate and liquidate the Plan in accordance with generally applicable guidance prescribed by the Commissioner of Internal Revenue and published in the Internal Revenue Bulletin.
ARTICLE FIVE
GENERAL PROVISIONS
5.1.	GENERAL CONTRACTUAL OBLIGATION
It is the intent of this Plan, and each Participant understands, that no trust has been created for his or her benefit in connection with this Plan and that eligibility and participation in this Plan does not grant any Participant or Beneficiary any interest in any asset of the Company or any affiliated company. The Company’s obligation to pay to the Participant or Beneficiary the amounts credited hereunder is a general contract obligation and shall be satisfied solely from the general assets of the Company. Nothing contained in the Plan shall constitute a guaranty by the Company, any affiliated company, or any other entity or person that the assets of the Company will be sufficient to pay amounts determined in accordance with the Plan. The obligation of the Company under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay amounts in the future. In each case in which amounts represented by the balances credited to a Participant’s Vested Deferred Compensation Account, Vested Deferred Stock Account and Vested Retirement Plan Transfer Account have been distributed to the Participant, Beneficiary, or other person entitled to receipt thereof and which purports to cover in full the benefits hereunder, such Participant, Beneficiary or other person shall have no further right or interest in the other assets of the Company on account of participation in the Plan. Notwithstanding a Participant’s entitlement to Vested amounts under the terms of the Plan, the status of the Participant, or any person claiming by or through the Participant, is that of an unsecured general creditor to the extent of his entire interest under the Plan as herein described.
5.2.	SPENDTHRIFT PROVISIONS
The interest of a Participant or Beneficiary under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, either voluntarily or involuntarily, prior to the Participant’s or Beneficiary’s actual receipt of amounts represented by the balances credited under the Plan on his behalf; any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such interest prior to such receipt shall be void. Amounts credited hereunder and not paid to a Participant or Beneficiary shall not be subject to garnishment, attachment or other legal or equitable process nor shall they be an asset in bankruptcy. Notwithstanding the preceding sentence, no amount shall be payable from this Plan to a Participant, or any person claiming by or through a Participant, unless and until any and all amounts representing debts or other obligations owed to the Company or any affiliated company by the Participant have been fully paid and satisfied; provided, however, that any such offset, as applicable to a person’s Plan interest under Appendix B, shall not exceed such offset as is permitted under Section 409A of the Code. Neither the Company nor any affiliate or subsidiary of the Company shall be liable in any manner for or subject to the debts, contracts, liabilities, torts or engagements of any person who has a Deferred Stock Account or a Total Deferred Cash Account maintained on his behalf under the Plan.

5.3.	NO SPOUSAL RIGHTS
Except as required by law or specifically provided by the Plan, no spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights or interest in the accounts accumulated under the Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the Participant’s designation of Beneficiary.
5.4.	INCAPACITY OF RECIPIENT
In the event a Participant or Beneficiary is declared incompetent and a guardian, conservator or other person legally charged with the care of his person or of his estate is appointed, any Vested Deferred Stock Account and any Vested Total Deferred Cash Account under the Plan to which such Participant, or Beneficiary is entitled shall be paid to such guardian, conservator or other person legally charged with the care of his person or his estate. Except as provided in the preceding sentence, when the Administrator, in its sole discretion, determines that a Participant or Beneficiary is unable to manage his financial affairs, the Administrator may direct the Company to make distribution(s) from the Vested Deferred Stock Account and any Vested Total Deferred Cash Account maintained on behalf of such Participant or Beneficiary to any one or more of the spouse, lineal ascendants or descendants or other closest living relatives of such Participant or Beneficiary who demonstrates to the satisfaction of the Administrator the propriety of making such distribution(s). Any payment so made shall not exceed such amount as is permitted under Section 409A of the Code and shall be in complete discharge of any liability of the Company and Administrator under the Plan for such payment. The Administrator shall not be required to see to the application of any such distribution made as provided above.
5.5.	INFORMATION FURNISHED BY PARTICIPANTS AND BENEFICIARIES
Neither the Company nor the Administrator shall be liable or responsible for any error in the computation of a Participant’s or Beneficiary’s interest under the Plan resulting from any misstatement of fact made by the Participant or Beneficiary, directly or indirectly, to the Company or to the Administrator and used by it in determining the Participant’s or Beneficiary’s Plan interest. Neither the Company nor the Administrator shall be obligated or required to increase the Plan interest of any such Participant or Beneficiary which, on discovery of the misstatement, is found to be understated as a result of such misstatement. However, the Plan interest of any Participant or Beneficiary which is overstated by reason of any such misstatement shall be reduced to the amount appropriate in view of accurate facts.
5.6.	OVERPAYMENTS
If a payment or a series of payments made from the Plan is found to be greater than the payment(s) to which a Participant or Beneficiary is entitled due to factual errors, mathematical errors or otherwise, the Administrator may, in its discretion and to the extent consistent with Section 409A of the Code, suspend or reduce future payments to such Participant or Beneficiary or exercise such legal or equitable remedies as it deems appropriate to correct the overpayment.
5.7.	UNCLAIMED BENEFIT
In the event that any amount determined to be payable to a Participant or Beneficiary hereunder remains unclaimed by such Participant or Beneficiary for a period of four years after the whereabouts or existence of such person was last known to the Administrator, the Administrator may direct that all rights of such person to such amounts be terminated absolutely; provided, however, that if such Participant or Beneficiary subsequently appears and files a claim for payment in accordance with Article Three and such claim is fully or partially successful, the liability under the Plan for an amount equal to the successful claim shall be reinstated.
5.8.	ELECTIONS, APPLICATIONS, NOTICES
Every designation, direction, election, revocation or notice authorized or required under the Plan which is to be delivered to the Company or the Administrator shall be deemed delivered to the Company or the Administrator as the case may be: (a) on the date it is personally delivered to the Administrator at the Company’s executive offices at 100 Erie Insurance Place, Erie, Pennsylvania 16530 or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Administrator at the offices indicated above. Every such item which is to be delivered to a person or entity designated by the Administrator to perform recordkeeping and other administrative services on behalf of the Plan shall be deemed delivered to such person or entity when it is actually received (either physically or through interactive electronic communication) by such person or entity. Every designation, direction, election, revocation or notice authorized or required which is to be delivered to a Participant or Beneficiary shall be deemed delivered to a Participant or Beneficiary: (a) on the date it is personally delivered to such individual (either physically or through interactive electronic communication), or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to such individual at the last address shown for him on the Company’s records. Any notice required under the Plan may be waived by the person entitled thereto.
5.9.	COUNTERPARTS
This Plan may be executed in any number of counterparts, each of which shall be considered as an original, and no other counterparts need be produced.
5.10.	SEVERABILITY
In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan. This Plan shall be construed and enforced as if such illegal or invalid provision had never been contained herein.
5.11.	GOVERNING LAW
The Plan is established under and will be construed according to the laws of the Commonwealth of Pennsylvania.
5.12.	HEADINGS
The headings of Sections of this Plan are for convenience of reference only and shall have no substantive effect on the provisions of this Plan.
5.13.	CONSTRUCTION
The masculine gender, where appearing in this Plan, shall be deemed to also include the feminine gender. The singular shall also include the plural, where appropriate.
Executed at Erie, Pennsylvania this 23rd day of December, 2008, effective as of January 1, 2009.

ERIE INDEMNITY COMPANY

By:	/s/ James J. Tanous

Title: Executive Vice President, Secretary and General
Counsel
ATTEST:

/s/ Brian Bolash

APPENDIX A
ERIE INDEMNITY COMPANY
DEFERRED COMPENSATION PLAN
FOR OUTSIDE DIRECTORS
Accounts Earned and Vested On or Before December 31, 2004
ARTICLE ONE
INTRODUCTION
This Appendix A incorporates the provisions of the Plan as it relates to Deferred Stock Accounts and Total Deferred Cash Accounts that were earned and vested on or before December 31, 2004, without material modifications to the terms of the Plan after October 3, 2004. The provisions of this Appendix A shall apply in determining the rights and features of such accounts.
ARTICLE TWO
DEFINITIONS
When the following words or phrases are used in this Appendix A with initial capital letters, they shall have the following meanings:
2.1 “Administrator” is a term that is defined in Article Two of the Basic Plan Document.
2.2 “Amendment Form” shall mean the Amendment Form described in Section 8.3.
2.3 “Annual Share Credit” shall mean the Share Credit addition determined under Section 7.2.
2.4 “Beneficiary” is a term that is defined in Article Two of the Basic Plan Document.
2.5 “Board” is a term that is defined in Article Two of the Basic Plan Document.
2.6 “Board Compensation” shall mean the remuneration, expressed in terms of a cash amount, earned by a Director for service on the Board including, without limitation, a retainer, meeting fees and chairperson’s fees.
2.7 “Board Tenure Year” shall mean the period which, in reference to any given calendar year, begins on the date of the Company’s annual shareholder meeting held in such year and ends on the day before the Company’s annual shareholder meeting held in the immediately following calendar year.
2.8 “Committee” shall mean the Executive Compensation and Development Committee of the Board or its successor, as designated by the Board.
2.9 “Common Stock” shall mean the Class A common stock of the Company.
2.10 “Company” is a term that is defined in Article Two of the Basic Plan Document.
2.11 “Deferred Compensation Account” shall mean the bookkeeping account described in Section 4.2.
2.12 “Deferred Stock Account” shall mean the bookkeeping account described in Article Seven.
2.13 “Director” is a term that is defined in Article Two of the Basic Plan Document.
2.14 “Dividend Equivalent Credit” shall mean the Share Credit addition determined under Section 7.3.
2.15 “Election Form” shall mean the Participation Election Form described in Section 3.2.

2.16 “Employee” is a term that is defined in Article Two of the Basic Plan Document.
2.17 “Hypothetical Interest” shall mean the gains and losses credited to a Participant’s Deferred Compensation Account and/or Retirement Plan Transfer Account in accordance with Article Six.
2.18 “Outside Director” shall mean a Director who was not an Employee or officer of the Company, its affiliates or subsidiaries.
2.19 “Participant” shall mean each Outside Director who participated in the Plan in accordance with the terms and conditions of this Appendix A. Participant shall also include a former Outside Director who had become a Participant during his period of active Board service and on whose behalf the Administrator is maintaining a Deferred Stock Account and/or a Total Deferred Cash Account pursuant to the terms of this Appendix A.
2.20 “Plan” is a term that is defined in Article Two of the Basic Plan Document.
2.21 “Retirement Plan” shall mean the Erie Indemnity Company Retirement Plan for Outside Directors, effective as of January 1, 1991 and as amended thereafter.
2.22 “Retirement Plan Transfer Account” shall mean the bookkeeping account described in Section 5.3.
2.23 “Retirement Plan Transfer Credit” shall mean the contribution credit determined under Section 5.1.
2.24 “Retirement Plan Transfer Vesting Date” shall mean the date on which a Participant officially stops serving on the Board for reasons other than the Participant’s death, provided such date follows the Participant’s attainment of age 65 and completion of five Years of Board Service.
2.25 “Share Credit” shall mean the separate, identifiable units accumulated within a Participant’s Deferred Stock Account attributable to Annual Share Credits and Dividend Equivalent Credits.
2.26 “Share Credit Allocation Date” shall mean, with respect to any Board Tenure Year, the business day next following the first day of such Board Tenure Year; provided, however, that in reference to any individual who became an Outside Director on any day other than the first day of a given Board Tenure year, the Share Credit Allocation Date relative to such year shall mean the business day next following the day on which the individual became an Outside Director.
2.27 “Total Deferred Cash Account” shall mean the sum of the amounts credited under any Deferred Compensation Account and any Retirement Plan Transfer Account maintained on behalf of a Participant.
2.28 “Valuation Date” shall mean the close of business as of each business day.
2.29 “Vested” shall mean, as of any given date, the portion of the Deferred Stock Account and/or the Total Deferred Cash Account maintained on behalf of a Participant which is then 100% vested and nonforfeitable, as determined under Sections 4.2, 5.3, and Article Seven.
2.30 “Year of Board Service” shall mean each Board Tenure Year during which a Director has served on the Board, including, for Directors on the Board as of May 1, 1997, all Years of Board Service prior to the adoption of the Plan.
ARTICLE THREE
PARTICIPATION
3.1	ELIGIBILITY AND PARTICIPATION
a)	Effective as of May 1, 2002, all Outside Directors then in Board service who were not yet Participants became Participants in the Plan. Any individual who became an Outside Director after May 1, 2002 and before January 1, 2005 began participation in the Plan as of the Share Credit Allocation Date next following the date as of which the individual became an Outside Director. As a condition of participation, each Outside Director delivered to the Administrator properly completed and executed elections as described in Section 3.2.

b)	Each Outside Director was eligible to participate in the Board Compensation deferral provisions of the Plan and may have chosen to defer Board Compensation in accordance with the provisions of Section 4.1.
3.2	PARTICIPATION ELECTION FORM
An Outside Director delivered to the Administrator the following elections, to the extent applicable to such Director, made on such Election Form or Forms as the Administrator, in its discretion, prescribed:
a)	The method by which amounts credited to the Participant’s Deferred Stock Account and, separately, any Total Deferred Cash Account are to be paid;

b)	The date, following the Participant’s official termination of service on the Board, as of which payment of amounts credited to the Participant’s Deferred Stock Account and, separately, any Total Deferred Cash Account is to occur (in the event of a lump sum distribution) or commence (in the event of distribution in installments); and

c)	The Beneficiary to whom payments of amounts credited to the Participant’s Deferred Stock Account and any Total Deferred Cash Account will be made in the event of the Participant’s death.
In addition, an Outside Director on whose behalf a Total Deferred Cash Account is being maintained also completed and delivered to the Administrator the investment designation described in Section 6.2.
The elections under paragraphs (a) and (b) shall be irrevocable except as provided in Section 8.3. The election under paragraph (c) may be changed as provided in Section 2.2 of the Basic Plan Document.
ARTICLE FOUR
BOARD COMPENSATION DEFERRED
4.1	DEFERRED COMPENSATION ELECTION
A Participant who is an Outside Director may have elected to defer Board Compensation for a given calendar year beginning before January 1, 2005 by delivering a properly completed and executed Election Form to the Administrator by the end of the calendar year which precedes the given calendar year in which the election is to be effective. Such Election Form stated, in 10% increments from 10% to 100%, the percentage of Board Compensation to be deferred. Such deferral election was irrevocable as of the January 1 of the calendar year to which the election applies. Such deferral election terminated as to all Board Compensation earned after such calendar year.
4.2	DEFERRED COMPENSATION ACCOUNT
A Deferred Compensation Account was established for each Outside Director who properly completed, executed, and delivered an Election Form on which he elected to defer Board Compensation. The Board Compensation which each Participant deferred for calendar years beginning before January 1, 2005 and Hypothetical Interest earned on such Board Compensation (as provided in Section 6.1) is credited to this Deferred Compensation Account. Board Compensation deferred under this Section 4.2 was credited to the Participant’s Deferred Compensation Account as of the date such compensation would otherwise have been payable to the Participant. A Participant’s Deferred Compensation Account shall be kept only for bookkeeping and accounting purposes and no Company funds shall be transferred or designated to this account. A Participant’s interest in the Deferred Compensation Account maintained on his behalf shall be Vested at all times.

ARTICLE FIVE
TRANSFER OF RETIREMENT PLAN CREDIT
5.1	RETIREMENT PLAN TRANSFER ELECTION
a)	The Company has recorded a contribution credit under the Plan on behalf of each Outside Director who satisfied the criteria set forth in paragraph (b) of this Section 5.1. Such contribution credit is referred to herein as the Retirement Plan Transfer Credit, was recorded as of December 31, 1997 and, except as provided in Section 6.1(b), was equal to the amount individually determined under Section 5.2.

b)	An Outside Director was entitled to a Retirement Plan Transfer Credit if:
(i)	The Outside Director was an Outside Director on May 1, 1997; and

(ii)	During the period beginning June 17, 1997 and ending August 1, 1997, the Outside Director elected to have the Retirement Plan Transfer Credit recorded on his behalf under the Plan in lieu of any continuing interest under the Retirement Plan.
5.2	RETIREMENT PLAN TRANSFER CREDIT
a)	The Retirement Plan Transfer Credit with respect to an Outside Director who satisfied the criteria set forth in Section 5.1 was the actuarial present value (as defined in paragraph (b) below) of the retirement benefit accrued by the Outside Director under the Retirement Plan as of May 1, 1997.

b)	For purposes of this Section 5.2, “actuarial present value” shall mean the single sum value of a retirement benefit, determined as of May 1, 1997, by using the 1983 Group Annuity Mortality Table (50% male/50% female) and an interest rate of seven percent.
5.3	RETIREMENT PLAN TRANSFER ACCOUNT
A Retirement Plan Transfer Account has been established for each Outside Director described in Section 5.1(b). The Retirement Plan Transfer Credit and Hypothetical Interest earned on such Retirement Plan Transfer Credit shall be recorded in this Retirement Plan Transfer Account. A Participant’s Retirement Plan Transfer Account shall be kept only for bookkeeping and accounting purposes and no Company funds shall be transferred or designated to this account. Notwithstanding any provision of the Plan to the contrary, a Participant’s interest in the Retirement Plan Transfer Account maintained on his behalf shall be forfeited in its entirety in the event the Participant’s service as a Director is terminated for any reason (including death) prior to the Participant’s attainment of his Retirement Plan Transfer Vesting Date. Upon attainment of his Retirement Plan Transfer Vesting Date, a Participant’s interest in such Retirement Plan Transfer Account shall become Vested. For purposes of this Appendix A, a Retirement Plan Transfer Account shall be maintained hereunder with respect to any Outside Director described in Section 5.1 who has also attained his Retirement Plan Transfer Vesting Date on or before December 31, 2004. With respect to any other Outside Director described in Section 5.1, the Retirement Plan Transfer Account shall be maintained pursuant to the provisions of Appendix B.
ARTICLE SIX
CREDITS TO PARTICIPANT TOTAL DEFERRED CASH ACCOUNTS
EARNED AND VESTED ON OR BEFORE DECEMBER 31, 2004
6.1	HYPOTHETICAL INTEREST
a)	The Total Deferred Cash Account maintained on behalf of a Participant under this Appendix A is credited with Hypothetical Interest. The Hypothetical Interest is credited as of each Valuation Date on the amount credited to the Participant’s Total Deferred Cash Account on such Valuation Date in accordance with the valuation procedure adopted by the Administrator. The Hypothetical Interest credited to each Total

Deferred Cash Account is determined by the Administrator and computed in reference to the appreciation or depreciation experienced since the immediately preceding Valuation Date by the hypothetical investment funds which the Administrator may offer to Participants under Section 6.2. For any given period, Hypothetical Interest may be a positive or a negative figure. The crediting of Hypothetical Interest shall occur so long as there is a balance in the Participant’s Total Deferred Cash Account regardless of whether the Participant has terminated service with the Board or has died. The Administrator may prescribe any reasonable method or procedure for the accounting of Hypothetical Interest.

b)	Notwithstanding any provision of this Article Six to the contrary:
(i)	The Retirement Plan Transfer Credit, determined under Section 5.2 and recorded as of December 31, 1997 on behalf of an Outside Director described in Section 5.1(b), was increased with Hypothetical Interest for the period beginning on May 1, 1997 and ending on December 31, 1997; and

(ii)	For purposes of subparagraph (i) above, “Hypothetical Interest” was in reference to the interest, compounded on a daily basis, at the rate or rates in effect during the period beginning on May 1, 1997 and ending December 31, 1997, as declared by the Board of Directors of Erie Family Life Insurance Company on the Erie Family Life Insurance Company deposit administration group annuity contract held by the trustee of the Erie Insurance Group Employee Savings Plan.
6.2	PARTICIPANT INVESTMENT DESIGNATION
a)	A Participant (and any Outside Director first electing to participate in the Plan) may have designated on such form or forms satisfactory to the Administrator, that portion of his future deferred compensation and, separately, that portion of any existing Total Deferred Cash Account maintained on his behalf which were to be credited with Hypothetical Interest in reference to each of the hypothetical investment funds that were offered by the Administrator, in the discretion of the Administrator. Such designations specified, in 1% increments, the percentages to be credited in reference to each of the hypothetical investment funds offered. Such designations may remain in effect until the Participant submits a new designation within such times and in accordance with such means as are designated by the Administrator. New designations are made as to (i) future deferred compensation and/or (ii) any existing Total Deferred Cash Account, provided that separate designations as to the crediting of a Deferred Compensation Account and a Retirement Plan Transfer Account are not available. All new designations are effective as of a given date specified by the Administrator. In the event a Participant fails to make an effective designation under this paragraph (a), the Administrator, acting in its discretion, shall make such designation on behalf of the Participant.

b)	In accepting participation in the Plan, a Participant agreed on behalf of himself and his Beneficiary to assume all risk in connection with any decrease in value of the hypothetical investment funds in reference to which Hypothetical Interest is credited to the Participant’s Total Deferred Cash Account. The Company and the Administrator shall not be liable to any Participant or Beneficiary for the under-performance of any hypothetical investment fund offered under the Plan.

c)	The Administrator may, in its discretion, offer additional hypothetical investment funds to Participants and may cease to offer any such fund at such time as it deems appropriate. In the event the Administrator decides to discontinue offering a hypothetical investment fund under the Plan, those Participants on whose behalf Hypothetical Interest is then being credited on the basis of the discontinued hypothetical investment fund may be required, at the discretion of the Administrator, to have affected amounts consolidated with (or “mapped” to) a replacement hypothetical investment fund selected by the Administrator or may be required to designate, from such selection of hypothetical funds as may be offered by the Administrator, a hypothetical fund or funds as a replacement for the hypothetical investment fund being discontinued. Any such designation by a Participant shall be made in accordance with paragraph (a) above. Hypothetical Interest credited on behalf of any Participant who is affected by the discontinuation of a hypothetical investment fund but who fails to make any replacement designation offered in this paragraph (c) shall mirror, to the extent of the Participant’s interest in such discontinued fund, such hypothetical investment fund or funds as the Administrator may choose in its discretion. Any changes under this paragraph (c) shall take effect at such times and under such rules as shall be established by the Administrator.

d)	Notwithstanding any provision of the Plan to the contrary, the eligibility of a Participant to make any designation under this Section 6.2 shall not be construed as to provide any Participant or any other person with a beneficial ownership interest in any assets of the Company or an affiliated company or subsidiary. Title to and beneficial ownership of any assets which the Company may earmark to pay the contingent deferred compensation hereunder shall at all times remain in the Company, affiliated company or subsidiary. The Participant, his Beneficiary and any heirs, successors or assigns shall not have any legal or equitable right, interest or control over or any property interest whatsoever in any specific assets of the Company or any affiliated company or subsidiary on account of having an interest under the Plan. Any and all of the Company’s assets, and any life insurance policies, annuity contracts or the proceeds therefrom which may be acquired by the Company shall be, and remain, the general unpledged, unrestricted assets of the Company. In no event shall the Company be required to purchase any specific shares or interest in any investment fund.
6.3	STATEMENTS
Statements will be sent to each Participant as to the balance of his Total Deferred Cash Account at least once each calendar year.
ARTICLE SEVEN
CREDITING OF DEFERRED STOCK
7.1	DEFERRED STOCK ACCOUNT
A Deferred Stock Account shall be maintained under the terms of this Appendix on behalf of any applicable Outside Director to reflect the amounts credited on such Director’s behalf under Sections 7.2 and 7.3 that were earned and vested on or before December 31, 2004, and the future earnings on such amounts. With respect to amounts credited to an Outside Director that are earned or become vested on or after January 1, 2005, a Deferred Stock Account shall be maintained pursuant to the provisions of Appendix B. A Participant’s Deferred Stock Account shall be kept only for bookkeeping and accounting purposes and no Company funds or property shall be transferred or designated to this account. Statements will be sent to each Participant as to the balance of his Deferred Stock Account at least once each calendar year.
7.2	ANNUAL SHARE CREDIT
With respect to each Board Tenure Year during which the Director is an Outside Director, the Deferred Stock Account maintained on such Participant’s behalf was credited with an Annual Share Credit, effective as of the Share Credit Allocation Date. For any given Board Tenure Year, the Annual Share Credit made to an Outside Director’s Deferred Stock Account was equal to the quotient obtained by dividing a cash amount determined by the Board for the given year by the closing price of Common Stock on the Share Credit Allocation Date. A Participant’s interest in the Annual Share Credit attributable to any given Board Tenure Year vested in accordance with the following schedule:

Vested Percentage in that
Date of Retirement or	Year’s Annual Share
Termination of Board Service	Credit

Before last day of third full month of given Board Tenure Year	0%

After last day of third full month of given Board Tenure Year but before last day of sixth full month of given Board Tenure Year	25%

After last day of sixth full month of given Board Tenure Year but before last day of ninth full month of given Board Tenure Year	50%

After last day of ninth full month of given Board Tenure Year but before the earlier of (i) the twelfth full month of given Board Tenure Year or (ii) the date	75%

Vested Percentage in that
Date of Retirement or	Year’s Annual Share
Termination of Board Service	Credit

on which begins the immediately following Board Tenure Year.

On or after the earlier of (i) the twelfth full month of given Board Tenure Year or (ii) the date on which begins the immediately following Board Tenure Year.	100%
7.3	DIVIDEND EQUIVALENT CREDIT
For each quarterly period (i) with respect to which a dividend is paid on Common Stock, and (ii) in which there is a balance in the Deferred Stock Account maintained on behalf of a Participant as of the record date applicable to the dividend paid on Common Stock (regardless of whether the Participant has terminated service with the Board or has died), a Participant’s Deferred Stock Account shall be credited with a Dividend Equivalent Credit. The Dividend Equivalent Credit for any such quarterly period shall be credited as of the date on which the dividend is paid on Common Stock for such quarterly period. For any such applicable quarterly period, the Dividend Equivalent Credit made to a Participant’s Deferred Stock Account shall be determined as follows:
a)	A dividend credit is determined, expressed in cash, equal to the product of:
(i)	The dividend payable by the Company on one share of Common Stock for such quarterly period; and

(ii)	The number of accumulated Share Credits credited to the Participant’s Deferred Stock Account as of the Common Stock dividend record date applicable to such quarterly period.
b)	The dividend credit determined in paragraph (a) above will immediately be converted into a Share Credit by dividing such cash dividend credit by the closing price of Common Stock on the date on which the dividend is paid on Common Stock for such quarterly period.
A Participant’s interest in the Share Credits attributable to Dividend Equivalent Credits shall be Vested at all times.
7.4	AGGREGATION OF PARTIAL SHARE CREDITS
Effective as of each Share Credit Allocation Date and each Common Stock dividend record date with respect to which Dividend Equivalent Credits are made, any partial Share Credits then credited to a Participant’s Deferred Stock Account shall be aggregated in such manner as the Administrator shall provide to constitute full Share Credits.
7.5	ADJUSTMENT TO SHARE CREDITS
Share Credits maintained on behalf of a Participant hereunder shall be subject to appropriate adjustment by the Administrator in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date Share Credits are credited hereunder.
ARTICLE EIGHT
PAYMENT OF DEFERRED STOCK ACCOUNT AND
TOTAL DEFERRED CASH ACCOUNT
8.1	PAYMENT
The Company shall pay a Participant the amounts represented by the balances credited to the Participant’s Vested Deferred Stock Account and Vested Total Deferred Cash Account after the Participant’s termination of services with the Board. Except as otherwise provided in this Article Eight, such payment shall be made according to the method and at the times selected by the Participant in his Election Form or, if applicable, in the most recent, properly executed and effective Amendment Form(s) which the Participant has delivered to the Administrator prior to the Participant’s termination of Board service. A Participant may make independent elections under this Article Eight applicable to (i) the Vested Deferred Stock Account maintained on his behalf and (ii) the Vested Total Deferred Cash Account maintained on his behalf.
8.2	METHODS OF PAYMENT
a)	A Participant may elect one of the following methods of payment for the amounts represented by his Vested Deferred Stock Account:
(i)	A lump sum distribution; or

(ii)	Payments in approximately equal annual installments for a period not to exceed 10 years.
Payments of the distributable amount represented by all or a portion of the balance in the Participant’s Vested Deferred Stock Account will be made in shares of Common Stock equal to the number of full Share Credits comprising the distributable amount that are then credited to the Participant’s Vested Deferred Stock Account, with fractional Share Credits comprising the distributable amount payable in cash.

b)	A Participant may elect any one of the following methods of payment for the amounts represented by his Vested Total Deferred Cash Account:
(i)	A lump sum distribution;

(ii)	Payment in approximately equal annual installments for a period not to exceed 10 years; or

(iii)	Payment in approximately equal monthly installments for a period not to exceed 10 years.
Payments of the distributable amount represented by all or a portion of the balance in the Participant’s Vested Total Deferred Cash Account shall be made in cash.

c)	In the event the Participant dies before receiving the entire distribution to which he is entitled under the Plan, the provisions of Section 8.4 shall apply.
8.3	AMENDMENT TO PAYMENT ELECTION
A Participant who is an active Director may request to defer the date at which payment of the amount represented by his Vested Deferred Stock Account and/or Vested Total Deferred Cash Account will occur (or commence) and may request a change in his elected method of payment by submitting a properly completed and executed Amendment Form to the Administrator which indicates the period of additional deferral and/or the desired method of payment; provided, however:
a)	Such request of additional deferral or alternative method of payment shall be subject to the Administrator’s power, to be exercised at the Administrator’s discretion, to direct that payment of the amount represented by the Participant’s Vested Deferred Stock Account and/or Vested Total Deferred Cash Account will occur or commence, or will be paid under a method, in accordance with the Participant’s election(s) on a previously delivered Amendment Form or on the Participant’s Election Form; and

b)	In no event shall any requested additional deferral or alternative method of payment become effective unless the Amendment Form evidencing such request is submitted to, and approved by, the Administrator at least twelve months prior to the date payment of the amount represented by the Vested Deferred Stock Account and/or Vested Total Deferred Cash Account would otherwise have occurred or commenced under the Election Form or Amendment Form in effect on the date the Participant requests the additional deferral or alternative method of payment.

A Participant may make separate requests under this Section 8.3 applicable to the Vested Deferred Stock Account maintained on his behalf and to any Total Deferred Cash Account maintained on his behalf.

8.4	PAYMENT UPON DEATH OF PARTICIPANT
a)	In the event of a Participant’s death prior to his Retirement Plan Transfer Vesting Date, the amount represented by the Participant’s Deferred Compensation Account and the amount represented by the Participant’s Vested Deferred Stock Account (or, if the Participant had begun payment prior to death, the remaining balance of such accounts) shall be paid by the Company to the Participant’s Beneficiary or Beneficiaries as soon as practicable in the form of a lump sum. Any amount represented by the balance credited to the Participant’s Retirement Plan Transfer Account shall be forfeited upon the Participant’s death.

b)	In the event of a Participant’s death on or after his Retirement Plan Transfer Vesting Date, the amount represented by the Participant’s Vested Deferred Stock Account and the amount represented by the Participant’s Vested Total Deferred Cash Account (or, if the Participant had begun payment prior to death, the remaining balance of such accounts) shall be paid by the Company to the Participant’s Beneficiary or Beneficiaries as soon as practicable in the form of a lump sum.

c)	Payment of the distributable amount represented by the deceased Participant’s Vested Deferred Stock Account will be made in shares of Common Stock equal to the number of full Share Credits credited to such account as of the payment date, with fractional Share Credits payable in cash.
8.5	EMERGENCY CIRCUMSTANCES
Notwithstanding any other provision of this Plan, if the Committee determines, after consideration of a Participant’s application, that the Participant has a financial necessity of such a substantial nature that a current payment of compensation deferred under this Plan is warranted, the Committee may in its sole and absolute discretion direct that all or a portion of the Participant’s Vested Deferred Compensation Account balance be paid to him. The payment shall be made in the manner and at the times specified by the Committee for payment; provided, however, such payment shall not be in excess of that amount which is, in the discretion of the Committee, required to satisfy the financial necessity. In making determinations under this Section 8.5, no member of the Committee shall vote with respect to any application made by the Committee member under this Section.
ARTICLE NINE
CONSTRUCTION
This Appendix A is intended to memorialize the provisions of the Plan as it pertains to grandfathered amounts within the meaning of guidance promulgated by the Internal Revenue Service pursuant to Section 409A of the Internal Revenue Code of 1986, as amended. As a result, the Administrator shall interpret and construe the terms of this Appendix A so as to preserve the status of these amounts as grandfathered amounts under such guidance. References, or cross references to an identified Article, Section, or specific part thereof, shall refer to such Article, Section (or part) of this Appendix A, unless otherwise qualified by the context.

APPENDIX B
ERIE INDEMNITY COMPANY
DEFERRED COMPENSATION PLAN
FOR OUTSIDE DIRECTORS
Accounts Not Earned and Vested On or Before December 31, 2004
ARTICLE ONE
INTRODUCTION
This Appendix B incorporates the provisions of the Plan as it relates to Deferred Stock Accounts and Total Deferred Cash Accounts other than such accounts that were earned and vested on or before December 31, 2004, without material modifications to the terms of the Plan after October 3, 2004. The provisions of this Appendix B shall apply in determining the rights and features of such accounts and is generally effective as of January 1, 2009.
ARTICLE TWO
DEFINITIONS
When the following words or phrases are used in this Appendix B with initial capital letters, they shall have the following meanings:
2.1 “Administrator” is a term that is defined in Article Two of the Basic Plan Document.
2.2 “Affiliate” shall mean any organization which, together with the Company, is a member of a controlled group of corporations under Sections 414(b), 414(c) and 1563(a) of the Code, applying an 80% test for purposes of Section 1563(a).
2.3 “Amendment Form” shall mean the Amendment Form described in Section 8.6. An Amendment Form may be in paper and/or electronic form, as designated by the Administrator.
2.4 “Annual Share Credit” shall mean the Share Credit addition determined under Section 7.2.
2.5 “Beneficiary” is a term that is defined in Article Two of the Basic Plan Document.
2.6 “Board” is a term that is defined in Article Two of the Basic Plan Document.
2.7 “Board Compensation” shall mean the remuneration, expressed in terms of a cash amount, earned by a Director for service on the Board including, without limitation, a retainer, meeting fees and chairperson’s fees.
2.8 “Board Tenure Year” shall mean the period which, in reference to any given calendar year, begins on the date of the Company’s annual shareholder meeting held in such year and ends on the day before the Company’s annual shareholder meeting held in the immediately following calendar year.
2.9 “Committee” shall mean the Executive Compensation and Development Committee of the Board, or its successor, as designated by the Board.
2.10 “Common Stock” shall mean the Class A common stock of the Company.
2.11“Company” is a term that is defined in Article Two of the Basic Plan Document.
2.12 “Deferred Compensation Account” shall mean the bookkeeping account described in Section 4.2.

2.13 “Deferred Stock Account” shall mean the bookkeeping account described in Article Seven.
2.14 “Director” is a term that is defined in Article Two of the Basic Plan Document.
2.15 “Dividend Equivalent Credit” shall mean the Share Credit addition determined under Section 7.3.
2.16 “Election Form” shall mean the Participation Election Form described in Section 3.2. An Election Form may be in paper and/or electronic form, as designated by the Administrator.
2.17 “Employee” is a term that is defined in Article Two of the Basic Plan Document.
2.18 “Hypothetical Interest” shall mean the gains and losses credited to a Participant’s Deferred Compensation Account and/or Retirement Plan Transfer Account in accordance with Article Six.
2.19 “Outside Director” shall mean a Director who is not an Employee or officer of the Company or an Affiliate.
2.20 “Participant” shall mean each Outside Director who participates in the Plan in accordance with the terms and conditions of this Appendix B. Participant shall also include a former Outside Director who had become a Participant during his period of active Board service and on whose behalf the Administrator is maintaining a Deferred Stock Account and/or a Total Deferred Cash Account pursuant to the terms of this Appendix B.
2.21 “Plan” is a term that is defined in Article Two of the Basic Plan Document.
2.22 “Retirement Plan” shall mean the Erie Indemnity Company Retirement Plan for Outside Directors, effective as of January 1, 1991 and as amended thereafter.
2.23 “Retirement Plan Transfer Account” shall mean the bookkeeping account described in Section 5.3.
2.24 “Retirement Plan Transfer Credit” shall mean the contribution credit determined under Section 5.1.
2.25 “Retirement Plan Transfer Vesting Date” shall mean the date on which a Participant officially stops serving on the Board for reasons other than the Participant’s death, provided such date follows the Participant’s attainment of age 65 and completion of five Years of Board Service.
2.26 “Separation from Board Service” shall mean the complete cessation of services as a member of the Board and of the board of directors of any Affiliate.
2.27 “Share Credit” shall mean the separate, identifiable units accumulated within a Participant’s Deferred Stock Account attributable to Annual Share Credits and Dividend Equivalent Credits.
2.28 “Share Credit Allocation Date” shall mean, with respect to any Board Tenure Year, the business day next following the first day of such Board Tenure Year; provided, however, that in reference to any individual who becomes an Outside Director on any day other than the first day of a given Board Tenure year, the Share Credit Allocation Date relative to such year shall mean the business day next following the day on which the individual becomes an Outside Director.
2.29 “Total Deferred Cash Account” shall mean the sum of the amounts credited under any Deferred Compensation Account and any Retirement Plan Transfer Account maintained on behalf of a Participant.
2.30 “Valuation Date” shall mean the close of business as of each business day.
2.31 “Vested” shall mean, as of any given date, the portion of the Deferred Stock Account and/or the Total Deferred Cash Account maintained on behalf of a Participant which is then 100% vested and nonforfeitable, as determined under Sections 4.2, 5.3, and Article Seven.

2.32 “Year of Board Service” shall mean each Board Tenure Year during which a Director has served on the Board, including, for Directors on the Board as of May 1, 1997, all Years of Board Service prior to the adoption of the Plan.
ARTICLE THREE
PARTICIPATION
3.1	ELIGIBILITY AND PARTICIPATION
a)	Any individual who becomes an Outside Director shall participate in the Plan as of the Share Credit Allocation Date next following the date as of which the individual becomes an Outside Director. As a condition of participation, each Outside Director shall deliver to the Administrator properly completed and executed elections as described in Section 3.2.

b)	Each Outside Director is eligible to participate in the Board Compensation deferral provisions of the Plan and may choose to defer Board Compensation in accordance with the provisions of Section 4.1.
3.2	PARTICIPATION ELECTION FORM
An Outside Director shall deliver to the Administrator the following elections, to the extent applicable to such Director, to be made on such Election Form or Forms as the Administrator, in its discretion, shall prescribe:
a)	The method by which amounts credited to the Participant’s Deferred Stock Account are to be paid;

b)	The date, following the Participant’s Separation from Board Service, as of which payment of amounts credited to the Participant’s Deferred Stock Account is to occur (in the event of a lump sum distribution) or commence (in the event of distribution in installments);

c)	The Beneficiary to whom payments of amounts credited to the Participant’s Deferred Stock Account will be made in the event of the Participant’s death; and

d)	If the Outside Director chooses to defer Board Compensation in accordance with the provisions of Section 4.1:
(i)	The percentage of Board Compensation to be deferred for the calendar year to which the election applies;

(ii)	The method by which amounts credited to the Participant’s Total Deferred Cash Account are to be paid;

(iii)	The date, following the Participant’s Separation from Board Service, as of which payment of amounts credited to the Participant’s Total Deferred Cash Account is to occur (in the event of a lump sum distribution) or commence (in the event of a distribution in installments);

(iv)	The Beneficiary to whom payments of amounts credited to the Participant’s Total Deferred Cash Account will be made in the event of the Participant’s death; and

(v)	The investment designation described in Section 6.2.
The elections under paragraphs (a) and (b) above shall be delivered to the Administrator within 30 days after first becoming a Participant under Section 3.1(a) and shall be irrevocable except as provided in Section 8.6. The elections under paragraph (c) and subparagraph (d)(iv) above are subject to the provisions of Section 2.2 of the

Basic Plan Document. The election under subparagraph (d)(i) shall be delivered to the Administrator within 30 days after first becoming a Participant under Section 3.1(a) and shall be irrevocable for the calendar year of the election, except as provided in Section 4.1(c) or 4.1(d). The elections under subparagraphs (d)(ii) and (d)(iii) above shall be delivered to the Administrator within 30 days after first becoming a Participant under Section 3.1(a) and shall be irrevocable except as provided in Section 8.6. The election under subparagraph (d)(v) above may be made and changed as provided in Section 6.2.
ARTICLE FOUR
BOARD COMPENSATION DEFERRED
4.1	DEFERRED COMPENSATION ELECTION
a)	Initial Deferral Election. A Participant who is an Outside Director may elect to defer Board Compensation for a given calendar year by delivering a properly completed and executed Election Form to the Administrator as provided in Section 3.2(d)(i). Such Election Form shall state, in 10% increments from 0% to 100%, the percentage of Board Compensation the Outside Director chooses to defer that is attributable to services performed after the election is delivered. Except as provided in paragraphs (c) and (d) below, such deferral election shall be irrevocable as of the date the election is delivered to the Administrator, as applicable to such future Board Compensation attributable to the calendar year to which the election applies. Such deferral election shall automatically terminate as to all Board Compensation after such calendar year.

b)	Subsequent Deferral Elections. With respect to any calendar years beginning after the year an Outside Director first becomes a Participant under Section 3.1(a), the Participant may elect to defer Board Compensation attributable to services performed in such year by delivering a properly completed and executed Election Form to the Administrator by the end of the calendar year which immediately precedes the calendar year for which the election is to be effective. Such Election Form shall state, in 10% increments from 0% to 100%, the percentage of Board Compensation the Outside Director chooses to defer that is attributable to services performed in the calendar year for which the election is to be effective. Except as provided in paragraphs (c) or (d) below, such deferral election shall be irrevocable as of the December 31 of the calendar year that immediately precedes the calendar year to which the election applies. Such deferral election shall automatically terminate as to all Board Compensation attributable to services after such calendar year.

c)	If a Participant makes a withdrawal due to an unforeseeable emergency under Section 8.5, all remaining deferrals of Board Compensation under the Plan for the calendar year in which such withdrawal is made shall be cancelled. Such Participant shall not be permitted to make any further deferral of Board Compensation until the Participant again satisfies the procedures set forth in paragraph (b) above.

d)	Participant deferrals of Board Compensation under the Plan shall be cancelled in such other events or conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance published in the Internal Revenue Bulletin which the Administrator, in its discretion, chooses to apply under the Plan; provided, however, that a Participant shall have no direct or indirect election to the application of such events or conditions to his individual circumstances.
4.2	DEFERRED COMPENSATION ACCOUNT
A Deferred Compensation Account shall be established for each Outside Director who properly completes, executes and delivers an Election Form on which he elects to defer Board Compensation. The Board Compensation which each Participant defers for calendar years beginning on and after January 1, 2005 and Hypothetical Interest earned on such Board Compensation (as provided in Section 6.1) shall be credited to this Deferred Compensation Account. Board Compensation deferred under this Section 4.2 shall be credited to the Participant’s Deferred Compensation Account as of the date such compensation would otherwise have been payable to the Participant. A Participant’s Deferred Compensation Account shall be kept only for bookkeeping and accounting purposes and no Company funds shall be transferred or designated to this account. A Participant’s interest in the Deferred Compensation Account maintained on his behalf shall be Vested at all times.
ARTICLE FIVE
TRANSFER OF RETIREMENT PLAN CREDIT
5.1	RETIREMENT PLAN TRANSFER ELECTION
a)	The Company has recorded a contribution credit under the Plan on behalf of each Outside Director who satisfied the criteria set forth in paragraph (b) of this Section 5.1. Such contribution credit is referred to herein as the Retirement Plan Transfer Credit, was recorded as of December 31, 1997 and, except as provided in Section 6.1(b), was equal to the amount individually determined under Section 5.2.

b)	An Outside Director was entitled to a Retirement Plan Transfer Credit if:
(i)	The Outside Director was an Outside Director on May 1, 1997; and

(ii)	During the period beginning June 17, 1997 and ending August 1, 1997, the Outside Director elected to have the Retirement Plan Transfer Credit recorded on his behalf under the Plan in lieu of any continuing interest under the Retirement Plan.
5.2	RETIREMENT PLAN TRANSFER CREDIT
a)	The Retirement Plan Transfer Credit with respect to an Outside Director who satisfied the criteria set forth in Section 5.1 was the actuarial present value (as defined in paragraph (b) below) of the retirement benefit accrued by the Outside Director under the Retirement Plan as of May 1, 1997.

b)	For purposes of this Section 5.2, “actuarial present value” shall mean the single sum value of a retirement benefit, determined as of May 1, 1997, by using the 1983 Group Annuity Mortality Table (50% male/50% female) and an interest rate of seven percent.
5.3	RETIREMENT PLAN TRANSFER ACCOUNT
A Retirement Plan Transfer Account has been established for each Outside Director described in Section 5.1(b). The Retirement Plan Transfer Credit and Hypothetical Interest earned on such Retirement Plan Transfer Credit shall be recorded in this Retirement Plan Transfer Account. A Participant’s Retirement Plan Transfer Account shall be kept only for bookkeeping and accounting purposes and no Company funds shall be transferred or designated to this account. Notwithstanding any provision of the Plan to the contrary, a Participant’s interest in the Retirement Plan Transfer Account maintained on his behalf shall be forfeited in its entirety in the event the Participant’s service as a Director ends for any reason (including death) prior to the Participant’s attainment of his Retirement Plan Transfer Vesting Date. Upon attainment of his Retirement Plan Transfer Vesting Date, a Participant’s interest in such Retirement Plan Transfer Account shall become Vested. A Retirement Plan Transfer Account shall be maintained under the terms of this Appendix B on behalf of any Outside Director described in Section 5.1 who had not attained his Retirement Plan Transfer Vesting Date on or before December 31, 2004. With respect to an Outside Director who had attained his Retirement Plan Transfer Vesting Date on or before December 31, 2004, a Retirement Plan Transfer Account shall be maintained pursuant to the provisions of Appendix A.
ARTICLE SIX
CREDITS TO PARTICIPANT TOTAL DEFERRED CASH ACCOUNTS
NOT EARNED AND VESTED ON OR BEFORE DECEMBER 31, 2004

6.1	HYPOTHETICAL INTEREST
a)	The Total Deferred Cash Account maintained on behalf of a Participant under this Appendix B will be credited with Hypothetical Interest. The Hypothetical Interest shall be credited as of each Valuation Date on the amount credited to the Participant’s Total Deferred Cash Account on such Valuation Date in accordance with the valuation procedure adopted by the Administrator. The Hypothetical Interest to be credited to each Total Deferred Cash Account shall be determined by the Administrator and computed in reference to the appreciation or depreciation experienced since the immediately preceding Valuation Date by the hypothetical investment funds which the Administrator may offer to Participants under Section 6.2. For any given period, Hypothetical Interest may be a positive or a negative figure. The crediting of Hypothetical Interest shall occur so long as there is a balance in the Participant’s Total Deferred Cash Account regardless of whether the Participant has terminated service with the Board or has died. The Administrator may prescribe any reasonable method or procedure for the accounting of Hypothetical Interest.

b)	Notwithstanding any provision of this Article Six to the contrary:
(i)	The Retirement Plan Transfer Credit, determined under Section 5.2 and recorded as of December 31, 1997 on behalf of an Outside Director described in Section 5.1(b), was increased with Hypothetical Interest for the period beginning on May 1, 1997 and ending on December 31, 1997; and

(ii)	For purposes of subparagraph (i) above, “Hypothetical Interest” was in reference to the interest, compounded on a daily basis, at the rate or rates in effect during the period beginning on May 1, 1997 and ending December 31, 1997, as declared by the Board of Directors of Erie Family Life Insurance Company on the Erie Family Life Insurance Company deposit administration group annuity contract held by the trustee of the Erie Insurance Group Employee Savings Plan.
6.2	PARTICIPANT INVESTMENT DESIGNATION
a)	A Participant (and any Outside Director first electing to participate in the Plan) may designate, within such times and in accordance with such means as are designated by the Administrator, that portion of his future deferred compensation under Section 4.1 and, separately, that portion of any existing Total Deferred Cash Account maintained on his behalf which shall be credited with Hypothetical Interest in reference to each of the hypothetical investment funds that may be offered by the Administrator, in the discretion of the Administrator. Such designations may specify, in 1% increments, the percentages to be credited in reference to each of the hypothetical investment funds offered. Such designations may remain in effect until the Participant submits a new designation within such time and in accordance with such means as are designated by the Administrator. New designations may be made as to (i) future deferrals of Board Compensation and/or (ii) any existing Total Deferred Cash Account, provided that separate designations as to the crediting of a Deferred Compensation Account and a Retirement Plan Transfer Account shall not be available. All new designations shall be effective as of a given date specified by the Administrator. In the event a Participant fails to make an effective designation under this paragraph (a), the Administrator, acting in its discretion, shall make such designation on behalf of the Participant.

b)	In accepting participation in the Plan, a Participant agrees on behalf of himself and his Beneficiary to assume all risk in connection with any decrease in value of the hypothetical investment funds in reference to which Hypothetical Interest is credited to the Participant’s Total Deferred Cash Account. The Company, the Affiliates and the Administrator shall not be liable to any Participant or Beneficiary for the under-performance of any hypothetical investment fund offered under the Plan.

c)	The Administrator may, in its discretion, offer additional hypothetical investment funds to Participants and may cease to offer any such fund at such time as it deems appropriate. In the event the Administrator decides to discontinue offering a hypothetical investment fund under the Plan, those Participants on whose behalf Hypothetical Interest is then being credited on the basis of the discontinued hypothetical investment fund may be required, at the discretion of the Administrator, to have affected amounts consolidated with (or “mapped” to) a replacement hypothetical investment fund selected by the Administrator or may be required to designate, from such selection of hypothetical funds as may be offered by the Administrator, a hypothetical fund or funds as a replacement for the hypothetical investment fund being discontinued. Any such designation by a Participant shall be made in accordance with paragraph (a) above. Hypothetical Interest credited on behalf of any Participant who is affected by the discontinuation of a hypothetical investment fund but who fails to make any replacement designation offered in this paragraph (c) shall mirror, to the extent of the Participant’s interest in such discontinued fund, such hypothetical investment fund or funds as the Administrator may choose in its discretion. Any changes under this paragraph (c) shall take effect at such times and under such rules as shall be established by the Administrator.

d)	Notwithstanding any provision of the Plan to the contrary, the eligibility of a Participant to make any designation under this Section 6.2 shall not be construed as to provide any Participant or any other person with a beneficial ownership interest in any assets of the Company or an Affiliate. Title to and beneficial ownership of any assets which the Company or an Affiliate may earmark to pay the contingent deferred compensation hereunder shall at all times remain in the Company or Affiliate. The Participant, his Beneficiary and any heirs, successors or assigns shall not have any legal or equitable right, interest or control over or any property interest whatsoever in any specific assets of the Company or any Affiliate or related entity on account of having an interest under the Plan. Any and all of the Company’s assets, and any life insurance policies, annuity contracts or the proceeds therefrom which may be acquired by the Company shall be, and remain, the general unpledged, unrestricted assets of the Company. In no event shall the Company or any Affiliate be required to purchase any specific shares or interest in any investment fund.
6.3	STATEMENTS
Statements will be sent to each Participant as to the balance of his Total Deferred Cash Account at least once each calendar year.
ARTICLE SEVEN
CREDITING OF DEFERRED STOCK
7.1	DEFERRED STOCK ACCOUNT
A Deferred Stock Account shall be maintained under the terms of this Appendix B on behalf of any applicable Outside Director to reflect the amounts credited on such Director’s behalf under Article Seven other than such amounts, if any, that were earned and vested on or before December 31, 2004 and the future earnings on such amounts. With respect to amounts credited to an Outside Director that were earned and vested on or before December 31, 2004, and applicable earnings on such amounts, a Deferred Stock Account shall be maintained pursuant to the provisions of Appendix A. A Participant’s Deferred Stock Account shall be kept only for bookkeeping and accounting purposes and no Company funds or property shall be transferred or designated to this account. Statements will be sent to each Participant as to the balance of his Deferred Stock Account at least once each calendar year.

7.2	ANNUAL SHARE CREDIT
With respect to each Board Tenure Year during which the Director is an Outside Director, the Deferred Stock Account maintained on such Participant’s behalf shall be credited with an Annual Share Credit, effective as of the Share Credit Allocation Date. For any given Board Tenure Year, the Annual Share Credit made to an Outside Director’s Deferred Stock Account shall be equal to the quotient obtained by dividing a cash amount determined by the Board for the given year by the closing price of Common Stock on the Share Credit Allocation Date. A Participant’s interest in the Annual Share Credit attributable to any given Board Tenure Year shall vest in accordance with the following schedule:

Vested Percentage in that
Date of Retirement or	Year’s Annual Share
Termination of Board Service	Credit

Before last day of third full month of given Board Tenure Year	0%

After last day of third full month of given Board Tenure Year but before last day of sixth full month of given Board Tenure Year	25%

After last day of sixth full month of given Board Tenure Year but before last day of ninth full month of given Board Tenure Year	50%

After last day of ninth full month of given Board Tenure Year but before the earlier of (i) the twelfth full month of given Board Tenure Year or (ii) the date on which begins the immediately following Board Tenure Year	75%

On or after the earlier of (i) the twelfth full month of given Board Tenure Year or (ii) the date on which begins the immediately following Board Tenure Year	100%
7.3	DIVIDEND EQUIVALENT CREDIT
For each quarterly period (i) with respect to which a dividend is paid on Common Stock, and (ii) in which there is a balance in the Deferred Stock Account maintained on behalf of a Participant as of the record date applicable to the dividend paid on Common Stock (regardless of whether the Participant has terminated service with the Board or has died), a Participant’s Deferred Stock Account shall be credited with a Dividend Equivalent Credit. The Dividend Equivalent Credit for any such quarterly period shall be credited as of the date on which the dividend is paid on Common Stock for such quarterly period. For any such applicable quarterly period, the Dividend Equivalent Credit made to a Participant’s Deferred Stock Account shall be determined as follows:
a)	A dividend credit is determined, expressed in cash, equal to the product of:
(i)	The dividend payable by the Company on one share of Common Stock for such quarterly period; and

(ii)	The number of accumulated Share Credits credited to the Participant’s Deferred Stock Account as of the Common Stock dividend record date applicable to such quarterly period.
b)
The dividend credit determined in paragraph (a) above will immediately be converted into a Share Credit by dividing such cash dividend credit by the closing price of Common Stock on the date on which the dividend is paid on Common Stock for such quarterly period.

A Participant’s interest in the Share Credits attributable to Dividend Equivalent Credits shall be Vested at all times.

7.4	AGGREGATION OF PARTIAL SHARE CREDITS
Effective as of each Share Credit Allocation Date and each Common Stock dividend record date with respect to which Dividend Equivalent Credits are made, any partial Share Credits then credited to a Participant’s Deferred Stock Account shall be aggregated in such manner as the Administrator shall provide to constitute full Share Credits.
7.5	ADJUSTMENT TO SHARE CREDITS
Share Credits maintained on behalf of a Participant hereunder shall be subject to appropriate adjustment by the Administrator in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date Share Credits are credited hereunder.
ARTICLE EIGHT
PAYMENT OF DEFERRED STOCK ACCOUNT AND
TOTAL DEFERRED CASH ACCOUNT
8.1	PAYMENT
Except as otherwise provided in this Article Eight, the Company shall pay a Participant the amounts represented by the balances credited to the Participant’s Vested Deferred Stock Account and Vested Total Deferred Cash Account after the Participant’s Separation from Board Service and such payment shall be made according to the method and at the time(s) permitted under Section 8.2 and elected by the Participant in his Election Form or, if applicable, in the most recent, properly executed and effective Amendment Form(s) which the Participant has delivered to the Administrator prior to the Participant’s Separation from Board Service. If a Participant has not delivered to the Administrator a properly completed and effective Election Form with respect to a Deferred Stock Account and/or a Total Deferred Cash Account or, if for any reason the Administrator determines that any Election Form or Amendment Form is materially deficient, payment of the affected Vested accounts shall be made in a lump sum during the month next following the month of the Participant’s Separation from Board Service except as otherwise provided in this Article Eight. For all purposes of the Plan and effective until such time as the Participant delivers to the Administrator a properly completed and effective Election Form or Amendment Form that includes a method and time of payment election, such default method and time of payment shall be treated as the Participant’s elected method and time of payment with respect to any Deferred Stock Account and/or Total Deferred Cash Account to which the default applies.
8.2	METHODS AND TIMES OF PAYMENT
a)	A Participant may elect one of the following methods of payment for the amounts represented by his Vested Deferred Stock Account:
(i)	A lump sum distribution; or

(ii)	Payments in approximately equal annual installments for a period not to exceed 10 years.
Payments of the distributable amount represented by all or a portion of the balance in the Participant’s Vested Deferred Stock Account will be made in shares of Common Stock equal to the number of full Share Credits comprising the distributable amount that are then credited to the Participant’s Vested Deferred Stock Account, with fractional Share Credits comprising the distributable amount payable in cash.

b)	A Participant may elect any one of the following methods of payment for the amounts represented by his Vested Total Deferred Cash Account:
(i)	A lump sum distribution;

(ii)	Payment in approximately equal annual installments for a period not to exceed 10 years; or

(iii)	Payment in approximately equal monthly installments for a period not to exceed 10 years.
Payments of the distributable amount represented by all or a portion of the balance in the Participant’s Vested Total Deferred Cash Account shall be made in cash.

c)	A Participant may elect to have the amount represented by his Vested Deferred Stock Account, and separately, the amount represented by his Vested Total Deferred Cash Account distributed to him (or, in the case of an installment distribution, commence to be distributed to him) as of the month next following the month of the Participant’s Separation from Board Service or as of any later month that follows his Separation from Board Service. Except as provided in Sections 8.3, 8.4 or 8.5, no distribution shall commence before or after such elected distribution date; provided, however, that if the Company makes a distribution within the permitted distribution period (as defined below) and the actual date of distribution is not within the direct or indirect control of the Participant, such distribution shall be treated as having been made on such elected distribution date. The “permitted distribution period” for this purpose shall begin on the thirtieth day before the Participant’s elected distribution date and shall end on the later of (i) the last day of the calendar year that includes the Participant’s elected distribution date, and (ii) the fifteenth day of the third month following the Participant’s elected distribution date.

d)	In the event the Participant dies before receiving the entire distribution to which he is entitled under the Plan, the provisions of Section 8.7 shall apply.
8.3	ACCELERATION OF PAYMENTS
Notwithstanding the provisions of Sections 8.1 and 8.2 and any Participant election thereunder, the Company shall pay a Participant the amounts represented by the balances credited to a Participant’s Vested Deferred Stock Account and Vested Total Deferred Cash Account in a lump sum as of the first Valuation Date that is administratively reasonable following the occurrence of any of the events or conditions identified below. Such lump sum payment shall be equal to the amount, as determined by the Administrator, as is reasonably estimated to be required to satisfy the purpose of the accelerated payment. Payments shall draw from, and exhaust, amounts represented by the balance of the Participant’s Vested Total Deferred Cash Account before any amounts that are represented by the Participant’s Vested Deferred Stock Account. The events or conditions to which this Section 8.3 applies are:
a)	The Participant needs to avoid a violation of an applicable federal, state, local, or foreign ethics law or conflicts of interest law.

b)	The Participant incurs state, local, or foreign tax obligations arising from participation in the Plan that apply to a Plan interest before such interest is otherwise payable from the Plan.

c)	The Plan is terminated and liquidated in accordance with generally applicable guidance prescribed by the Commissioner of Internal Revenue and published in the Internal Revenue Bulletin.

d)	Such other events or conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance published in the Internal Revenue Bulletin which the Administrator, in its discretion, chooses to apply under the Plan; provided, however, that a Participant shall have no direct or indirect election as to the application of such events or conditions to his individual circumstances.
Any payment under this Section 8.3 shall be contingent upon the Administrator’s decision that a Participant has satisfied all material elements of an applicable event or condition and that the Participant produces evidence to that effect that is satisfactory to the Administrator. If any payment under this Section 8.3 is made and such payment is less than an amount that represents the entire Vested Deferred Stock Account and Vested Total Deferred Cash Account maintained on the Participant’s behalf, the amount of such payment shall offset any future payment from the Plan to the Participant or any Beneficiary or other person who claims through the Participant.

8.4	DELAY OF PAYMENTS
Notwithstanding the provisions of Sections 8.1 and 8.2 and any Participant election thereunder, the Company may delay the payment of amounts represented by the balances credited to a Participant’s Vested Deferred Stock Account and Vested Total Deferred Cash Account in connection with any of the events or conditions identified below; provided, however that, with respect to any given event or condition, the Administrator shall treat Plan payments to all similarly-situated Participants in a reasonably consistent manner:
a)	The Administrator reasonably anticipates that making scheduled Plan payments will violate federal securities laws or other applicable law; provided that the scheduled payments are then made at the earliest date at which the Administrator reasonably contemplates that making the scheduled payments will not cause such a violation.

b)	Such other events or conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance published in the Internal Revenue Bulletin which the Administrator, in its discretion, chooses to apply under the Plan; provided, however, that a Participant shall have no direct or indirect election as to the application of such events or conditions to his individual circumstances.
8.5	EMERGENCY CIRCUMSTANCES
Notwithstanding any other provision of this Plan, if the Administrator determines, after consideration of a Participant’s application, that the Participant has incurred a severe financial hardship (as defined below) the Administrator may in its sole and absolute discretion direct that all or a portion of the Participant’s Vested Deferred Compensation Account balance be paid to him. The payment shall be made in the manner and at the times specified by the Administrator for payment; provided, however, such payment shall not be in excess of that amount which is, in the discretion of the Administrator, reasonably necessary to satisfy the financial hardship.
For purposes of this Section 8.5, a “severe financial hardship” shall mean a financial hardship resulting from (i) an illness or accident of the Participant, the Participant’s spouse, beneficiary or dependent, (ii) the Participant’s loss of property due to casualty, or (iii) any other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant; provided, however, that such financial hardship is not or may not be relieved through reimbursement or compensation from insurance or otherwise, by cessation of deferrals of Board Compensation in future years, or by liquidation of the Participant’s assets to the extent such liquidation would not cause severe financial hardship.
8.6	AMENDMENT TO PAYMENT ELECTION
a)	A Participant who is a Director who has not incurred a Separation from Board Service may elect to defer the date at which payment of the amount represented by his Vested Deferred Stock Account and/or Vested Total Deferred Cash Account will occur (or commence) and may elect a change in his elected method of payment (or the default form of payment under Section 8.1) by submitting a properly completed and executed Amendment Form to the Administrator which indicates the period of additional deferral and/or the desired method of payment; provided that:
(i)	Such election shall not be effective until 12 months after it is submitted to the Administrator;

(ii)	Such election shall require that the payment with respect to which the election is made shall be delayed for a period of not less than five years from the date payment would have been made (or commence) absent the elected change; and

(iii)	If the election pertains to a delay in the payment of a Vested Deferred Stock Account or Vested Total Deferred Cash Account from a specific year and month that the Participant previously elected in his Election Form or a subsequent Amendment Form (or to which the Participant has defaulted under Section 8.1) such election cannot be made less than 12 months before the date the payment was otherwise scheduled to be made (or commence).

For purposes of this Article Eight, installment payments shall be treated as a single payment.
b)	A Participant may make separate requests under this Section 8.6 applicable to the Vested Deferred Stock Account maintained on his behalf and to any Total Deferred Cash Account maintained on his behalf.
8.7	PAYMENT UPON DEATH OF PARTICIPANT
a)	In the event of a Participant’s death prior to his Retirement Plan Transfer Vesting Date, the amount represented by the Participant’s Vested Deferred Compensation Account and the amount represented by the Participant’s Vested Deferred Stock Account (or, if the Participant began payment prior to death, the remaining balance of such accounts) shall be paid by the Company to the Participant’s Beneficiary in the form of a lump sum during the month next following the month of the Participant’s death. Any amount represented by the balance credited to the Participant’s Retirement Plan Transfer Account shall be forfeited upon the Participant’s death. Except as provided in Sections 8.3 or 8.4, no payment to a Beneficiary under this paragraph (a) shall be made before or after such identified payment date; provided, however, that if the Company makes a payment within the permitted payment period (as defined below) and the actual date of payment is not within the direct or indirect control of the Beneficiary, such payment shall be treated as having been made on such identified payment date. The “permitted payment period” for this purpose shall begin on the day of the Participant’s death and shall end on the later of (i) the last day of the calendar year that includes the identified payment date, and (ii) the fifteenth day of the third month following the identified payment date.

b)	In the event of a Participant’s death on or after his Retirement Plan Transfer Vesting Date, the amount represented by the Participant’s Vested Deferred Stock Account and the amount represented by the Participant’s Vested Total Deferred Cash Account (or, if the Participant began payment prior to death, the remaining balance of such accounts) shall be paid by the Company to the Participant’s Beneficiary in the form of a lump sum during the month next following the month of the Participant’s death. Except as provided in Sections 8.3 or 8.4, no payment to a Beneficiary under this paragraph (b) shall be made before or after such identified payment date; provided, however, that if the Company makes a payment within the permitted payment period identified in paragraph (a) above and the actual date of payment is not within the direct or indirect control of the Beneficiary, such payment shall be treated as having been made on such identified payment date.

c)	Payment of the distributable amount represented by the deceased Participant’s Vested Deferred Stock Account will be made in shares of Common Stock equal to the number of full Share Credits credited to such account as of the payment date, with fractional Share Credits payable in cash.
ARTICLE NINE
CONSTRUCTION
This Appendix B is intended to memorialize the provisions of the Plan as it pertains to amounts other than grandfathered amounts within the meaning of guidance promulgated by the Internal Revenue Service pursuant to Section 409A of the Code. As a result, the Administrator shall interpret and construe the terms of this Appendix B so as to be consistent with such Internal Revenue Service guidance. References or cross references to an identified Article, Section or specific part thereof, shall refer to such Article, Section (or part) of this Appendix B, unless otherwise qualified by the context.